As filed with the Securities and Exchange Commission on May 14, 2004
                                                  Registration No. 333-_________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                              Minden Bancorp, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                  United States
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         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-4203146
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                      (I.R.S. Employer Identification No.)

415 Main Street
Minden, Louisiana                                                         71055
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(Address of Principal Executive Offices)                              (Zip Code)


                   Minden Bancorp, Inc. 2003 Stock Option Plan
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                            (Full Title of the Plan)


                                           Copies to:
A. David Evans                             Philip Ross Bevan, Esq.
President and Chief Executive Officer      Eric M. Marion, Esq.
Minden Bancorp, Inc.                       Elias, Matz, Tiernan & Herrick L.L.P.
415 Main Street                            734 15th Street, N.W.
Minden, Louisiana 71055                    Washington, D.C. 20005
(318) 377-0523                             (202) 347-0300
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(Name, Address and Telephone Number of Agent For Service)



                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
      Title of Each              Amount             Proposed Maximum        Proposed Maximum
   Class of Securities            to be              Offering Price            Aggregate             Amount of
    to be Registered         Registered (1)            Per Share             Offering Price      Registration Fee
-----------------------------------------------------------------------------------------------------------------


Common Stock, par
 value $.01 per share           49,855 shares (2)      $15.375(2)           $   766,981.88

Common Stock, par
value $.01 per share            15,579 shares (3)      $20.625(3)           $   321,316.88
                             ---------                                        ------------

Total                           65,464 shares                               $ 1,088,298.76            $137.89
                             =========                                        ============
-----------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares pursuant to Rule 416(a) which may be necessary to adjust the number of shares reserved for issuance pursuant to the Minden Bancorp, Inc. ("Company" or "Registrant") 2003 Stock Option Plan (the "Option Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, par value $.01 per share ("Common Stock"), of the Company.

(2) The 49,885 shares represent shares of Common Stock for which options have been granted under the Option Plan as of the date hereof but not yet exercised. The Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of the options and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(3) The 15,579 shares represent shares of Common Stock which have been reserved under the Option Plan for stock options not yet granted under the Option Plan. The Proposed Maximum Offering Price Per Share is equal to the average of the bid and ask prices of the Common Stock of the Company on May 10, 2004 on the Nasdaq National Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

                           --------------------------

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

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



                                     PART I

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

----------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-49882) filed with the Commission on March 30, 2004;

          (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Form 10-KSB referred to in clause (a) above;

          (c)  The description of the Common Stock of the Company contained in
               Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on June 21, 2002 (File No. 000- 49882); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any

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



other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable because the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not applicable to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal subsidiary holding companies as follows:

     (a) Any person against whom an action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

     (i) Any amount for which such person becomes liable under a judgment in such action; and

     (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this section only if:

     (i) Final judgment on the merits is in his or her favor; or

     (ii) In case of: a. Settlement, b. Final judgement against him or her, or
c. Final judgement in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be

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



     made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

     (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

     (ii) "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

     (iii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

     (iv) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

Item 7. Exemption from Registration Claimed.

     Not applicable because no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8. Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


 No.      Description of Exhibit
 ---      ----------------------
 4.0      Common Stock Certificate*

 5.0      Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to the legality of the Common Stock

10.0      Minden Bancorp, Inc. 2003 Stock Option Plan


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




     23.1 Consent of Elias, Matz, Tiernan & Herrick L.L.P. (contained in the opinion included as Exhibit 5.0)

     23.2 Consent of Heard McElroy & Vestal LLP

     24.0 Power of attorney for any subsequent amendments is located in the signature pages

---------------

* Incorporated by reference from the Company's Registration Statement on Form SB-2 (Commission File No. 333-84706) filed with the Commission on March 21, 2002, as amended.

Item 9. Undertakings.

         The undersigned Registrant hereby undertakes that it will:

     1. file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) include any additional or changed material information on the plan of distribution;

     (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            ---- ----

     (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

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



Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minden, State of Louisiana, on this 11th day of May 2004.

                                  MINDEN BANCORP, INC.


                                  By:      /s/ A. David Evans
                                           -------------------------------------
                                           A. David Evans
                                           President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints A. David Evans his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


         Name                           Title                         Date
-----------------------     -----------------------------         ------------




/s/ A. David Evans          Director, President and Chief         May 11, 2004
-----------------------
A. David Evans              Executive Officer


/s/ Russell A. Adams        Director                              May 11, 2004
-----------------------
Russell A. Adams


/s/ John B. Benton, Jr.     Director                              May 11, 2004
-----------------------
John B. Benton, Jr.


/s/ John P. Collins         Director                              May 11, 2004
-----------------------
John P. Collins


/s/ Michael S. Harper       Director                              May 11, 2004
-----------------------
Michael S. Harper


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



         Name                           Title                         Date


/s/ A. Loye Jones           Director                              May 11, 2004
-----------------------
A. Loye Jones


/s/ F. Dare Lott, Jr.       Director                              May 11, 2004
-----------------------
F. Dare Lott, Jr.


/s/ Michael W. Wise         Director                              May 11, 2004
-----------------------
Michael W. Wise


/s/ R.E. Woodard, III       Director                              May 11, 2004
-----------------------
R.E. Woodard, III


/s/ Becky T. Harrell        Chief Financial Officer and           May 11, 2004
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Becky T. Harrell            Treasurer





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